                                                                   EXHIBIT 10.24

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR QUALIFICATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT.


                            GENERAL AUTOMATION, INC.


                             STOCK PURCHASE WARRANT
                             ----------------------


                               OCTOBER 11, 1996


     FOR VALUE RECEIVED, GENERAL AUTOMATION, INC., a Delaware corporation (the "Company"), hereby certifies that SEQUOIA SYSTEMS, INC., a Delaware corporation ("Sequoia"), is the registered owner of 250,000 warrants (each, a "Warrant"), each of which represents the right to purchase from the Company, at any time or from time to time, on or after the date which is one year after the date hereof and on or before 5:00 P.M., California time, on the date which is four years after the date hereof (the "Exercise Period"), initially one share of the common stock, par value $.10 per share, of the Company ("Common Stock") at the price of $2.50 per share, subject to the terms and conditions hereof.

     For the purposes of this Agreement: (i) the common stock of the Company, together with any other equity securities which may be issued by the Company in substitution therefor, is referred to as the "Common Stock"; (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares";
(iii) the aggregate exercise price payable for all of the Warrant Shares is referred to as the "Aggregate Exercise Price"; and (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Exercise Price". The Per Share Exercise Price and the number of Warrant Shares are subject to adjustment as hereinafter provided. The Aggregate Exercise Price is not subject to adjustment.


     1.   EXERCISE OF WARRANT.
          -------------------

          1.1 GENERAL TERMS. This Warrant may be exercised, in whole or in part, at any time or from time to time, during the Exercise Period by the holder of this Warrant (the "Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company, which is currently located at 17731 Mitchell North, Irvine, California 92614, together with proper payment of the Per Share Exercise Price for each of the Warrant Shares as to which the Warrant is being exercised. Any such payment of the Per Share Exercise Price is to be: (i) in cash, (ii) by certified or official bank or bank cashier's check (or by wire transfer) payable to the order of the Company; (iii) by tender of shares of Common Stock (which may be shares of Common Stock to be received by the Holder pursuant to a concurrent exercise of Warrants), valued as hereinafter set forth, or (iv) by any combination of the foregoing. For purposes of the payment of the Per Share Exercise Price, each share of Common Stock tendered by the Holder in payment of the Per Share Exercise Price shall be deemed to have a value equal to the average of the closing per share sales prices of a share of Common Stock on the American Stock Exchange ("Amex") during the ten (10) trading days immediately preceding the Exercise Date (as defined herein) (the "Market Value"). In the event that the Holder elects to pay the Per Share Exercise Price through the delivery of shares of Common Stock to be received by the Holder pursuant to the concurrent exercise of Warrants (the "Cashless Exercise Shares"), the Holder shall not be obligated to pay the Per Share Exercise Price for any such Cashless

Exercise Shares and the value of each such Cashless Exercise Share, for purposes of the payment of the Per Share Exercise Price for the shares of Common Stock to be delivered to and retained by the Holder, shall be an amount equal to the Market Value minus the Per Share Exercise Price. The Company shall not be under any obligation to issue any such Cashless Exercise Shares and may, in lieu of any issuance and redelivery of such Cashless Exercise Shares, retain such Cashless Exercise Shares as authorized and unissued shares of Common Stock. If at the time of any valuation of shares of Common Stock, the shares of Common Stock are not then listed on the Amex, the Market Value shall be the average of the closing per share sales price of a share of Common Stock on the principal United States securities exchange registered under the Exchange Act (as defined herein) on which the shares of Common Stock are then listed during the ten (10) trading days immediately preceding the Exercise Date, or if shares of Common Stock are not then listed on any such stock exchange, the average of the average closing bid and ask quotations with respect to a share of Common Stock during such ten (10) trading days, in each case, on The Nasdaq Stock Market or any successor system then in use, or if no such quotations are then available, the average of the bid and asked prices with respect to a share of Common Stock for such ten (10) trading days, as furnished by a member of the New York Stock Exchange regularly making a market in the Common Stock selected by the Holder, or if no such member firm is then making a market in Common Stock, the fair market value of a share of Stock on the date of issuance as determined by an appraisal of the Company (an "Appraisal"). An "Appraisal" shall be prepared by a mutually acceptable investment banking firm (the "Appraiser"). If the Holder and the Company cannot agree on an Appraiser within ten (10) days following written notice from either the Holder or the Company, each of the Holder and the Company shall appoint an appraiser within ten (10) days following expiration of such period. If the Holder or the Company fails to timely appoint their respective Appraiser, the timely appointed Appraiser shall be the sole Appraiser. Those two
(2) appraisers shall jointly appoint a third appraiser within ten (10) days after their appointment. All three (3) Appraisers shall deliver their appraisal to the Company within thirty (30) days following the appointment of the last Appraiser and the middle appraisal shall be the value of the Common Stock. The costs, fees and expenses of each appointed Appraiser shall be paid by the appointing party. The cost, fees and expenses of the third appraiser or the mutually agreed upon Appraiser shall be shared equally by the Holder and the Company.

          1.2  ADDITIONAL PROVISIONS.
               ---------------------

          (a) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Company shall execute a new Warrant of the same tenor and covering the number of Warrant Shares with respect to which this Warrant has not been exercised, which Warrant shall be registered in such name or names as may be directed in writing by the Holder, and the Company shall deliver such Warrant to the person or entity to receive the same, subject to the limitations set forth herein.

          (b) Upon surrender of this Warrant in conformity with the foregoing provisions, the Company (or the Acquiring Company in the case of a Transaction) shall transfer to or upon the written order of the Holder, appropriate evidence of ownership of any shares of Common Stock or other securities or property and any money to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any money to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as hereinafter provided in paragraph (e) below.

          (c) A Warrant shall be deemed to have been exercised or sold immediately prior to the close of business on the date of the surrender for such exercise or sale of the Warrant (the "Exercise Date") and, for all purposes hereof the person entitled to receive any shares of Common Stock or other securities or property (including any money) deliverable upon such exercise or sale shall, as between such person and the Company (or the Acquiring Company in the case of a Transaction), be deemed to be the holder of such shares of Common Stock or other securities or property (including any money) of record as of the close of business on such date and shall be entitled to receive, and the Company shall deliver to such person, the shares of Common Stock or other securities or property (including any money) to which such Holder would have been entitled had such Holder been the record holder of such Common Stock on such date.

          (d) Without limiting the foregoing, if, on any Exercise Date, the transfer books for the shares of Common Stock or other securities purchasable upon the exercise of the Warrants shall be closed, the certificates for the shares of Common Stock or other securities in respect of which such Warrants are then exercised, shall be transferred when such transfer book shall next be opened (whether on or after the 4th anniversary of the date hereof), and until such date the Company (or the Acquiring Company in the case of a Transaction) shall be under no duty to deliver any certificates for such shares of Common Stock or other securities; provided, however, that the transfer books of record, unless required by law, shall not be closed at any time for a period longer than 20 days.

          (e) Notwithstanding anything to the contrary contained herein, the Company shall not be required to issue any fraction of a share of Common Stock or to distribute stock certificates that evidence fractional shares of Common Stock. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (e), be issuable on the exercise of any Warrant or Warrants, the Company shall purchase such fraction for an amount in cash equal to such fraction of the then current Market Value. The Holder, by its acceptance of this Warrant, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock. Notwithstanding the foregoing, the Company shall issue Warrants representing a fractional interest of a Warrant; provided that, the exercise of such fractional Warrant shall be subject to the provisions of this paragraph (e).

          1.3 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Before taking any action that would cause an adjustment reducing the Per Share Exercise Price below the then par value of any of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Per Share Exercise Price.

          The Company covenants that if any federal or state law or any rule or regulation of any national securities exchange requires that the shares of Common Stock reserved for issuance upon exercise of the Warrants be registered with or approved by any governmental authority or listed on any national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

          1.4 RIGHTS UPON DISSOLUTION OR LIQUIDATION. Notwithstanding any other provisions of this Warrant, in the event that, at any time after the date hereof and prior to the expiration hereof and the termination of the rights of the Holder hereof as provided in this Section 1, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give notice by first class mail to the Holder at such Holder's address as it appears on the books and records of the Company at the earliest practicable time (and, in any event, not less than 20 days before any date set for definitive action), of the date on which such dissolution, liquidation or winding up shall take place. Such notice shall also specify the date as of which the holders of the shares of record of Common stock or other securities underlying the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, on which date the Holder shall receive the securities, cash or other property which it would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (net of the then applicable Per Share Exercise Price), and the rights to exercise the Warrants shall terminate.

     2. RESERVATION OF WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant.

     3.   ADJUSTMENTS.
          -----------

          3.1 DISTRIBUTION WITH RESPECT TO COMMON STOCK. If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of the Common Stock, without payment therefor: (i) securities (including, without limitation, options, warrants, rights and convertible or exchangeable securities), other than shares of the Common Stock; or (ii) property, other than cash, with respect to the Common Stock, then, and in each such case, subject to Section 3.4 hereof, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would hold on the date of such exercise if, on the date of such distribution, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of such distribution to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period.

          3.2 STOCK SPLITS, ETC. If, at any time or from time to time after the date of this Warrant, the Company shall issue to the holders of the Common Stock shares of the Common Stock by way of a stock dividend or stock split or increase the number of shares of Common Stock outstanding by reclassification of its Common Stock, then, and in each such case, the Per Share Exercise Price shall be adjusted, or further adjusted, to a price (to the nearest whole cent) determined by dividing: (i) an amount equal to the number of shares of the Common Stock outstanding immediately prior to such issuance multiplied by the Per Share Exercise Price as it existed immediately prior to such issuance; by
(ii) the total number of shares of the Common Stock outstanding immediately after such issuance. Upon each such adjustment in the Per Share Exercise Price, the number of Warrant Shares shall be adjusted by dividing the Aggregate Exercise Price by the Per Share Exercise Price in effect immediately after such adjustment.

          3.3 REVERSE SPLITS, ETC. If, at any time or from time to time after the date of this Warrant, the number of shares of Common Stock outstanding is decreased by way of combination of shares or reverse split or reclassification of Common Stock, then, and in each such case, the Per Share Exercise Price shall be adjusted, or further adjusted, to a price (to the nearest whole cent) determined by dividing: (i) an amount equal to the number of shares of the Common Stock outstanding immediately prior to such event multiplied by the Per Share Exercise Price as it existed immediately prior to such event; by
(ii) the total number of shares of the Common Stock outstanding immediately after such event. Upon each such adjustment in the Per Share Exercise Price, the number of Warrant Shares shall be adjusted by dividing the Aggregate Exercise Price by the Per Share Exercise Price in effect immediately after such adjustment.

          3.4 CHANGES IN COMMON STOCK. If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction") then, as a condition of the consummation of the Transaction, the Company, in the case of the recapitalization of the Common Stock, or such other corporation or entity, in the case of a merger, consolidation or such sale (the "Acquiring Company", and the common stock or equivalent equity interests of the Acquiring Company, the "Acquirer's Common Stock"), shall make lawful and adequate provision so that, upon the exercise thereof at any time on or after the consummation of the Transaction, the Holder shall be entitled to receive and each Warrant shall represent the right to receive, in lieu of the Common Stock issuable upon such conversion prior to such consummation, the securities or other property (including cash) to which the Holder would have been entitled upon consummation of the Transaction if the Holder had exercised such Warrant immediately prior thereto, subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 3. The Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such securities or other property as in accordance with the foregoing provisions the Holder may be entitled to receive. The foregoing provisions of this Subsection 3.4 shall similarly apply to successive mergers, consolidations, sales of assets, liquidations and recapitalizations.

          3.5 NOTICE OF ADJUSTMENT. Whenever the Per Share Exercise Price and the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, in accordance with this Section 3, as herein provided, the Company shall mail to the Holder at its address as it appears in the warrant register established under Section 6, a copy of a certificate of the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Per Share Exercise Price and the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants after giving effect to such adjustment.

          3.6 NOTICE OF CERTAIN CORPORATE ACTION. If the Company shall propose to take any of the actions specified in Sections 3.1, 3.2, 3.3 or 3.4 hereof, the Company shall give to the Holder a notice of such proposed action to be mailed to the Holder at its address in the warrant register, which shall specify the date on which a record is to be taken for the purpose of such dividend, distribution or right, or the date such issuance is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock and other property, if any, and the Per Share Exercise Price after giving effect to any adjustment which will be required as a result of such transaction. Such notice shall be so given in the case of any action covered by Section 3.1, 3.2 or 3.3 at least 30 days prior to the record date for determining holders of the Common Stock for purposes of such action.

          3.7 STATEMENTS ON WARRANT. The form of this Warrant need not be changed because of any adjustment made pursuant to this Section 3, and any Warrant issued after such adjustment may state the same Per Share Exercise Price and the same number of shares of Common Stock as are stated in this Warrant.

          3.8 NO IMPAIRMENT. While this Warrant is outstanding, the Company shall not, by amendment of its Certificate of Incorporation or through a Transaction, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this
Section 3 and in taking all such action as may be necessary or appropriate to protect (but not increase) the Holder's rights hereunder against impairment.

     4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any certificate for Warrant Shares in a name other than that of the Holder upon any exercise of this Warrant.

     5. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT.

          5.1 RESTRICTIONS ON TRANSFERABILITY. The transferability of this Warrant and the Warrant Shares (as well as any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) shall be subject to the conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933 (the "Act") and applicable state securities laws. Accordingly, neither the Warrant nor the Warrant Shares (or any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) may be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Holder, and any transferee of this Warrant or the Warrant Shares, by his acceptance hereof or thereof, agree that this Warrant and the Warrant Shares will be taken and held subject to the provisions and upon the conditions specified in this Section 5.

          5.2 RESTRICTIVE LEGEND. This Warrant and each certificate representing: (i) the Warrant Shares; or (ii) any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws), and shall be subject to the provisions thereof:

           THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (THE "ACT"), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, IN RELIANCE ON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES OR ANY PORTION THEREOF MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR QUALIFICATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT.

      5.3 TRANSFER PROCEDURE. Subject to the provisions of this Section 5, the Holder may transfer all or any part of this Warrant by executing and delivering to the Company the Assignment Form attached hereto.

      6. WARRANT REGISTER. This Warrant is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered holder of this Warrant as he, she or it appears on the Company's books at any time as the Holder for all purposes, notwithstanding the Company's receipt of any notice to the contrary.

      7. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination. Each substitute Warrant executed and delivered pursuant to this Section in lieu of any lost, stolen, destroyed, or mutilated Warrant shall represent an additional contractual obligation of the Company and shall be entitled to the benefits of this Warrant equally and proportionately with any and all other Warrants duly executed and delivered by the Company pursuant hereto.

      8. WARRANT HOLDER HAS NO SHAREHOLDER RIGHTS. This Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, with respect to any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

      9. COMMUNICATION. Any notice required or permitted to be given hereunder shall be in writing and shall be given personally, via commercial overnight courier service or by deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, addressed to each party in the following manner:

      To the Company:    General Automation, Inc.
                         17731 Mitchell North
                         Irvine, California 92612
                         Attention: President


      with a copy to:    Scott E. McConnell, Esq.
                         Higham, McConnell & Dunning
                         28202 Cabot Road, Suite 450
                         Laguna Niguel, CA 92677

      To the Holder:    Sequoia Systems, Inc.
                         5959 Corporate Drive
                         Houston, TX 77036
                         Attention: President

      with a copy to:    Andrews & Kurth L.L.P.
                         4200 Texas Commerce Tower
                         600 Travis
                         Houston, TX 77002
                         Attention: David G. Elkins, Esq.

      Notices shall be deemed given upon the earliest to occur of: (i) receipt;
  (ii) the day after delivery to a commercial overnight courier service; or
  (iii) five (5) days after deposit in the United States mail. The Company and the Holder may change the address to which such notices are to be addressed to them by giving the other party notice in the manner set forth herein.

      10. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

      11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.


      IN WITNESS WHEREOF, this Warrant has been duly executed as of the date first above written.


                                  GENERAL AUTOMATION, INC.


                                       /s/ Jane M. Christie
                                  By: _____________________________
                                      Jane Christie, President

                               FORM OF ASSIGNMENT
                               ------------------


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________ the right to purchase __________
  shares of Common Stock evidenced by the within Warrant, and hereby appoints ____________________ ____________________ to transfer the same on the books of
  GENERAL AUTOMATION, INC. with full power of substitution in the premises.


  Date:  _______________, 19__



                                   ------------------------------
                                   (Signature)

                                   Note: Signature must conform in all respects to the name of the Warrant Holder as specified on the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 EXERCISE FORM
                                 -------------


  TO:   GENERAL AUTOMATION, INC.

           The undersigned (______________________________)
                            Please insert Social Security or other identifying number of Holder hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, __________ shares of Common Stock provided for therein and tenders payment herewith the Per Share Exercise Price for each such share of Common Stock. The undersigned requests that certificates for such shares of Common Stock be issued as follows:

  Name:  _________________________________________________________

  Address:  ______________________________________________________

  Deliver to:  ___________________________________________________

  Address:  ______________________________________________________

  Date:  _________________, 19__



                                   ------------------------------
                                   (Signature)

                                   Note: Signature must conform in all respects to the name of the Warrant Holder as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.


  The undersigned represents and warrants to GENERAL AUTOMATION, INC. that the undersigned is acquiring the shares referred to above solely for its own account and not as a nominee for any other person or entity and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                   --------------------------
                                   (Signature)


                                   --------------------------
                                   (Date)